Exhibit 10.18

                       SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of June 17, 2004, by and among TSL Acquisition Corp., a Delaware corporation (the "Company"), AMCON Distributing Company, a Delaware corporation ("AMCON"), and Trinity Springs Ltd., an Idaho corporation ("Trinity"). AMCON and Trinity are hereinafter sometimes referred to collectively as "Shareholders" or individually as a "Shareholder."

                           R E C I T A L S

     A. AMCON, Trinity and the Company are all parties to that certain Asset Purchase Agreement, dated April 24, 2004, and as amended on June 17, 2004 (the "Purchase Agreement").

     B. AMCON owns 94,440 shares of Company Common Stock and Trinity owns 16,666 shares of Company Common Stock, which shares represent all of the issued and outstanding Company Common Stock.

     C. The Shareholders and the Company have determined that it is in the best interests of the Shareholders and the Company that management of the Company be conducted in an orderly manner as hereinafter provided.

     D. The Shareholders desire to provide for the rights and obligations set forth herein.

     NOW, THEREFORE, the Shareholders and the Company agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliated Organic Change" shall have the meaning set forth in
Section 6.2.

         "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "AMCON" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "AMCON Common Stock" shall mean the shares of common stock, par value $.01 per share, of AMCON.

         "AMCON Indemnitee" shall have the meaning assigned to such term in
Section 5.10(b).

         "Business Day" shall mean any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday in the State of Idaho, and
(iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

         "Capital Stock Holder" shall have the meaning assigned to such term in Section 7.2(b).

         "Company" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "Company Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Company.

         "Demand Registration" shall have the meaning assigned to such term in Section 7.1(a).

         "Effective Time" shall have the meaning assigned to such term in
Section 5.2.

         "Exchange" shall have the meaning assigned to such term in
Section 5.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Period" shall have the meaning assigned to such term in
Section 5.1.

         "Exchange Ratio" shall have the meaning assigned to such term in
Section 5.1.

         "Involuntary Transfer" shall mean any Transfer (or proposed Transfer) of Company Common Stock (1) pursuant to the exercise of remedies by the secured lender under a pledge, mortgage or other encumbrance of Company Common Stock granted by a Trinity Shareholder to secure a debt or other obligation, (2) pursuant to a bankruptcy or insolvency proceeding of Trinity Shareholder, (3) pursuant to a judicial order, legal process, execution, attachment or garnishment, or (4) pursuant to the dissolution, winding-up, termination of, or liquidating distribution by, Trinity on or before the first anniversary of this Agreement or by any other Trinity Shareholder at any time.

         "Losses" shall have the meaning assigned to such term in
Section 7.10(a).

         "Net Book Value" shall mean the net book value of the Company determined in accordance with generally accepted accounting principles using the Company's unaudited (or audited if available) financial statements as of the end of the annual period last completed immediately preceding the date on which the option to purchase under Section 8.2(b) arises hereunder, which statements shall be prepared in accordance with generally accepted accounting principles.

         "Organic Change" shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of AMCON's or the Company's assets or other transaction, which in each case is effected in such a manner that holders of AMCON Common Stock or Company Common Stock, as the case may be, are entitled to receive (either directly or upon subsequent liquidation) securities or assets with respect to or in exchange for AMCON Common Stock or Company Common Stock, as the case may be.

         "Person" shall mean and include natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

         "Piggyback Registration" shall have the meaning assigned to such term in Section 7.2(a).

         "Prospective Purchaser" shall have the meaning assigned to such term in Section 8.2(a).

         "Prospective Sale" shall have the meaning assigned to such term in
Section 8.2(a).

         The terms "register," "registered," and "registration" shall mean a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

         "Purchase Agreement" shall have the meaning set forth in the Recitals.

         "Registrable Shares" shall mean (i) any shares of AMCON Common Stock acquired by Trinity in the Exchange; and (ii) any AMCON Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Shares shall not include any securities (a) registered and sold pursuant to the Securities Act, (b) sold to the public pursuant to Rule 144 promulgated under the Securities Act (together with any successor rule, "Rule 144") or (c) held by Trinity in any case, provided such securities may be sold immediately under Rule 144 without registration.

         "Registration Expenses" shall mean all expenses incident to AMCON's performance of or compliance with Section 7 of this Agreement, including without limitation all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Shares being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of AMCON (including, without limitation, all salaries and expenses of officers or employees of AMCON performing legal or accounting duties); (v) fees and disbursements of counsel for AMCON and customary fees and expenses for independent certified public accountants retained by AMCON (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); (vi) fees and expenses of listing any Registrable Shares on any securities exchange on which the securities are then listed; and (vii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any Selling Expenses.

         "Registration Rights" shall mean the rights of Trinity to cause AMCON to register the Registrable Shares pursuant to Section 7 following the exchange by Trinity of Company Common Stock for AMCON Common Stock pursuant to Section 5.

         "Registration Statement" shall mean any registration statement or similar document that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

         "Reverse Stock Split" shall mean the one-for-six reverse stock split described in AMCON's proxy statement dated March 3, 2004 which will become effective on or about May 11, 2004, if stockholder approval thereof is obtained.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by Trinity and any fees of counsel to Trinity.

         "Selling Shareholder" shall have the meaning assigned to such term in Section 8.2(a).

         "Shares" shall mean in all cases, except where the context clearly requires otherwise, all shares of Company Common Stock owned by the Shareholders.

         "Shareholder" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "Shareholder Indemnitee" shall have the meaning assigned to such term in Section 7.10(a).

         "Tag Along Offer" shall have the meaning assigned to such term in
Section 8.3(a).

         "Tag Along Offer Period" shall have the meaning assigned to such term in Section 8.3(c).

         "Third-Party Claim" shall have the meaning assigned to such term in
Section 7.10(c).

         "Transfer" means a sale, assignment, conveyance, gift, exchange, disposition or other transfer, whether voluntary or involuntary, by operation of law or otherwise; provided, however, that a pledge or hypothecation shall not be considered a Transfer, but the exercise of remedies thereunder by the secured lender shall be an Involuntary Transfer.

         "Trinity" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

         "Trinity Shareholder(s)" shall mean Trinity and its permitted transferees.

     2. Contribution. AMCON agrees to contribute, or has previously contributed, $500,000 to the Company in exchange for AMCON'S 94,400 shares of Company Common Stock, representing eighty-five percent (85%) of the outstanding capital stock of the Company (the "Initial Contribution"). The Initial Contribution shall represent the purchase price for such shares and shall not be considered debt.

     3.  Management of the Company.

         3.1. Composition of the Board. One (1) director shall be designated for nomination by the Board of Directors exclusively by the Board of Directors of Trinity, unless Trinty liquidates or dissolves, in which event, the nomination shall be made by a majority-in-interest of the Trinity Shareholder(s), who shall initially be Walter Robb. All of the remaining directors shall be designated for nomination by the Board of Directors exclusively by AMCON.

         3.2. Agreement to Vote Shares. At any annual or special stockholders' meeting called for the purpose of electing members of the Board of Directors of the Company, and whenever stockholders act by written consent with respect to the election of members of the Board of Directors of the Company, each of the Shareholders agrees to vote all of the Shares held or controlled by such Shareholder having voting rights with respect to the election of directors, and the Company agrees to take any and all actions necessary, to cause:

               a. the election as directors of the Company of the individuals designated by AMCON for nomination by the Board of Directors; and

               b. the election as a director of the Company of the individual designated by Trinity in accordance with the terms of Section 3.1 above, who shall initially be Walter Robb.
         3.3. Removal and Vacancy of Directors. In the event either AMCON or Trinity (through its Board of Directors or a majority-in-interest of its stockholders upon the liquidation or dissolution of Trinity) wishes to remove a director who has been elected as its own nominee to the Board of Directors of the Company, the other Shareholder(s) shall vote for or consent to such removal. In the event a vacancy in the office of a director is caused by death, resignation, retirement or removal of a director, the vacancy shall be filled by appointing or electing the nominee of the Shareholder(s) whose nominee is so deceased, resigned, retired or removed.

         3.4. Required Votes; Location of Meetings. Except as otherwise provided in this Agreement, the Certificate of Incorporation or Bylaws of the Company, or applicable law, all actions by the Board shall be accomplished by the vote of at least a simple majority of the Board members present at a duly called meeting or by written unanimous consent. All meetings of the Board of Directors shall take place at a location determined by AMCON.

         3.5. Reimbursable Expenses. The Company shall bear all reasonable travel and related expenses incurred by each Director to attend any meetings of the Board of Directors.

     4.  Financing the Company.

         4.1. Consent Rights for Additional Equity Financings. The Company represents and warrants that as of the date of this Agreement and after AMCON's payment of the Initial Contribution and the issuance of shares of Company Common Stock in exchange thereof, the authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 111,106 shares are issued and outstanding, 94,400 of which are owned by AMCON and 16,666 of which are owned by Trinity. There are no outstanding options, warrants or other rights to subscribe for or acquire shares of capital stock of the Company. All additional funds that are required for the operation of the Company shall be in the form of non-convertible borrowings from either unaffiliated third parties or AMCON and the Company shall be prohibited from issuing any additional equity securities, or any other security convertible into equity securities, unless AMCON and Trinity (through its Board of Directors or the holders of a majority of the shares of Company Common Stock owned by the Trinity Shareholder(s) if Trinity dissolves or liquidates) approve such other form of financing and/or stock issuance.

         4.2. AMCON Guarantee Fee. If AMCON guarantees any indebtedness of the Company owed to a Person unaffiliated with AMCON, AMCON shall be entitled to receive from the Company an annual guarantee fee in an amount equal to 1.5% (150 basis points) of the average principal amount of the guaranteed indebtedness that is outstanding throughout such calendar year. Such fee shall be payable to AMCON by the Company in quarterly installments within twenty (20) days after the end of each calendar quarter after the date a guarantee is executed by AMCON until such time as no amount is being guaranteed by AMCON. The Company and Trinity agree that AMCON is under no obligation to guarantee any indebtedness of the Company.

         4.3. Limitation on Interest Rates Charged by AMCON. If AMCON or any affiliate of AMCON agrees to loan any funds to the Company, the interest rate on any such loan shall not exceed the weighted average interest rate then being charged on AMCON's indebtedness for borrowed money owed to unaffiliated third parties, plus 1.5% (150 basis points). The Company and Trinity agree that AMCON is under no obligation to loan any funds to the Company.

     5.  Exchange Right.

         5.1. Exchange. At any time after the date hereof, (the "Exchange Period"), Trinity (but not any subsequent transferee) shall have the right to exchange all, but not less than all, of the Company Common Stock then owned by it for AMCON Common Stock (the "Exchange"). Such right of Exchange shall be terminated with respect to any shares of Company Common Stock that are Transferred by Trinity. Subject to adjustment as provided in Section 5.3, upon Trinity's exercise of the Exchange, each share of Company Common Stock shall be exchanged for one (1) share of AMCON Common Stock (the "Exchange Ratio"). The one-for-one Exchange Ratio has been agreed after giving effect to the Reverse Stock Split. No fractional shares of AMCON Common Stock shall be issued; the total number of shares of AMCON Common Stock to be issued in the Exchange shall be rounded to the nearest whole number of shares.

         5.2.  Exchange Procedure.

               a. The Exchange shall be deemed to have occurred when AMCON has received all of the following items (the "Effective Time"):

                   i. a completed Exchange Agreement, in the form of Exhibit A hereto, executed by Trinity and dated the actual date of execution thereof; and

                  ii. the certificate representing the Company Common Stock being exchanged, duly endorsed, or accompanied by a duly executed stock power, for transfer to AMCON.

              b. The certificate for the shares of AMCON Common Stock being issued in the Exchange shall be delivered by AMCON to Trinity within 5 Business Days after the Effective Time.

              c. The shares of AMCON Common Stock issuable in connection with the Exchange shall be deemed to have been issued to Trinity at the Effective Time, and Trinity shall be deemed for all purposes to have become the record holder of such shares of AMCON Common Stock at the Effective Time. Nothing contained in this Agreement shall be construed as conferring upon Trinity any rights whatsoever as a shareholder of AMCON prior to the Effective Time. No dividends shall be payable or accrued in respect of the AMCON Common Stock issuable in connection with the Exchange until the Effective Time.
              d. The issuance of the certificate for the AMCON Common Stock in connection with the Exchange shall be made without charge to Trinity for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by AMCON, and such certificate shall be issued in the name of Trinity. Each share of AMCON Common Stock issuable in connection with the Exchange shall be fully paid and nonassessable and free from all taxes, liens and charges.

              e. AMCON shall at all times reserve and keep available out of its authorized but unissued shares of AMCON Common Stock solely for the purpose of issuance in connection with the Exchange, the number of shares of AMCON Common Stock issuable in connection with the Exchange.

         5.3. Adjustment of Exchange Ratio. The Exchange Ratio is subject to adjustment from time to time as follows:

              a. Subdivision or Combination. If AMCON or the Company at any time subdivides (by any share split, dividend or otherwise) or combines (by reverse share split or otherwise) the AMCON Common Stock or Company Common Stock, respectively, into a greater or smaller amount of shares, the Exchange Ratio in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

              b. Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change involving AMCON, AMCON shall make lawful and adequate provision (in form and substance reasonably satisfactory to Trinity) to ensure that Trinity shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the AMCON Common Stock immediately theretofore acquirable and receivable upon Exchange of its Company Common Stock, such securities or assets as may be issued or payable with respect to or in exchange for the amount of AMCON Common Stock immediately theretofore acquirable and receivable upon exchange of such Company Common Stock had such Organic Change not taken place. Prior to the consummation of any Organic Change involving the Company, AMCON and the Company shall make lawful and adequate provision (in form and substance reasonably satisfactory to Trinity) to ensure that Trinity shall thereafter have the right to acquire and receive in exchange for the securities or assets as may be issued or payable with respect to or in exchange for the Company Common Stock held by it immediately prior to the Organic Change, the amount of AMCON Common Stock immediately theretofore acquirable and receivable upon Exchange of its Company Common Stock had such Organic Change not taken place.

              c. No Avoidance. Neither AMCON nor the Company will, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Section 5, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Trinity against impairment.
              d. Certificates of Adjustment. In each case of an adjustment or readjustment of the Exchange Ratio, AMCON, at its expense, will furnish Trinity with a certificate, signed by AMCON's Chief Financial Officer or Treasurer, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

     6. Organic Change of the Company. In addition to the rights provided to Trinity in Section 5.3(b):

         6.1. Prohibition. Neither AMCON nor the Company will cause an Organic Change of the Company to occur on or before the third anniversary of the date of this Agreement, unless such Organic Change has been approved by
(i) the Board of Directors of Trinity, if prior to the distribution of all of the Shares (or the shares of AMCON Common Stock into which the Shares have been Exchanged), or (ii) a majority of the Trinity Shareholders if after such distribution. Additionally, neither AMCON nor the Company will cause an Organic Change of the Company to occur unless the successor entity agrees to assume the Buyer's obligations contained in Section 11.1 of the Purchase Agreement, subject however, to the "Buyer's Termination Right" set forth in
Section 11.1 of the Purchase Agreement (which right may be assigned to or exercised by such successor entity).

         6.2. Appraisal Rights. In the event of an Organic Change between the Company, on the one hand, and AMCON and/or an affiliate of AMCON, on the other hand, (an "Affiliated Organic Change"), each of Trinity and/or each Trinity Shareholder (or any successor), as the case may be, shall have the right to have its Company Common Stock appraised to determine its fair market value as of the date of such Organic Change. Such appraisal will be prepared by a single qualified independent appraiser that is mutually approved by the Company and Trinity (through its Board of Directors or a majority of the Trinity Shareholders upon dissolution or liquidation or Trinity) electing such appraisal right.

         6.3. Option. Upon the consummation of an Affiliated Organic Change, each Trinity Shareholder shall be entitled to receive the consideration that it is entitled to receive in connection with such Affiliated Organic Change (as finally determined pursuant to the appraisal process set forth in Section 6.2) in either (a) cash or (b) capital stock or other ownership interests of the surviving entity. If a Trinity Shareholder elects to receive an ownership interest in the surviving entity, its rights under this Agreement, including, without limitation, its right to convert its ownership interest into AMCON Common Stock, shall survive such conversion and the surviving entity shall agree to be bound by the terms and conditions set forth in this Agreement as if it were the Company.

         6.4. No Avoidance. Neither AMCON nor the Company will, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this
Section 6, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Trinity against impairment.

     7.  Registration Rights.

         7.1.  Demand Registration.

               a. If any time after the Effective Time, AMCON shall receive a written request from Trinity that AMCON file a Registration Statement covering the registration of the amount of Registrable Shares specified in the written request of Trinity (a "Demand Registration"), then AMCON shall use its commercially reasonable efforts to effect, as soon as practicable, the registration of such Registrable Shares and shall include in such registration all Registrable Shares specified in such notice.

               b. If Trinity intends to distribute the Registrable Shares covered by its request by means of an underwritten public offering, it shall so advise AMCON as a part of its request made pursuant to Section 7.1(a). All Persons proposing to sell Registrable Shares or additional securities through such underwriting (including AMCON as provided in this Section 7.1(b) and any other holder of securities permitted to participate in such registration pursuant to this Section 7.1(b)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by AMCON for such underwriting (which underwriters shall be reasonably acceptable to Trinity), upon the terms and conditions agreed upon between AMCON and such underwriter(s). Notwithstanding any other provision of this Section 7.1(b), if the underwriter(s) advise AMCON in writing that marketing or other factors require that less than 100% of the Registrable Shares requested by Trinity and any additional securities to be included by AMCON (or others) be included in the underwriting, then AMCON shall so advise Trinity, and the amount of securities (including Registrable Shares) that will be included in the underwriting shall be so reduced as follows: first, the securities to be registered by holders other than AMCON and Trinity, pro rata, based upon the aggregate holdings of each investor, second, the securities to be registered by AMCON, and lastly the Registrable Shares to be registered by the Trinity Stockholders. Subject to the preceding sentence, AMCON may include securities for its own account (or for the account of other holders) in such registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Shares included in such registration.

               c.  Trinity will be entitled to request pursuant to this
Section 7.1 two (2) Demand Registrations. A Demand Registration shall not be counted for purposes of this Section 7.1 unless such Registration Statement has been ordered declared effective by the SEC. Trinity shall have the right to cancel any Demand Registration when, in its discretion, market conditions are unfavorable to an offering pursuant to such Demand Registration; provided, subject to the proviso in Section 7.6, such cancelled Demand Registration will be counted for purposes of this Section 7.1(c), unless the Registration Expenses are paid by Trinity.

         7.2.  Piggyback Registration.

               a. If AMCON shall determine to register any AMCON Common Stock for its own account, other than: (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act (a "Piggyback Registration"), AMCON will (A) promptly give to Trinity at least 20 days written notice thereof; and (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests by Trinity, made within 5 days after receipt of such written notice from AMCON.

               b. Notwithstanding any other provision of this Section 7.2, if the managing underwriter (or AMCON, if the Piggyback Registration is not being underwritten) determines in good faith that marketing factors require a limitation of the number of shares to be registered, the managing underwriter (or AMCON, if the Piggyback Registration is not being underwritten) may limit the number of Registrable Shares of Trinity to be included in the registration and underwriting. In the event that the number of Registrable Shares or other securities are to be limited, AMCON shall notify Trinity in writing (and any other holder of capital stock of AMCON entitled to include securities in such underwriting (a "Capital Stock Holder")), of the amount of Registrable Shares or other securities to be included in the registration and underwriting based on the following order of priority: (A) first, the securities proposed by AMCON to be sold for its own account; and (B) second, the Registrable Securities of Trinity and the securities of any Capital Stock Holder requested to be included in such registration and underwriting, in proportion, as nearly as practicable, to the respective amounts of securities requested by each such Person to be included in the Piggyback Registration.

               c. AMCON shall not be required to include any Registrable Shares in such underwriting unless Trinity enters into an underwriting agreement with the underwriter(s) selected by AMCON in customary form, and upon terms and conditions agreed upon between AMCON and such underwriter(s) (except as to monetary obligations of Trinity not contemplated by Section 7.6).

         7.3. Registration Procedure. Whenever required under this Agreement to effect the registration of any Registrable Shares, AMCON shall use its commercially reasonable efforts to do the following as promptly as practicable:

               a. prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective, and, upon the request of Trinity, keep such Registration Statement effective for up to one hundred eighty (180) days or such shorter period as shall be required to sell all of the Registrable Shares covered by such Registration Statement;

               b. prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement;

               c. furnish to the Trinity, without charge, such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto as Trinity may reasonably request;

               d. register and qualify the Registrable Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Trinity; provided, however, that AMCON shall not be required to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation;

               e. cooperate with Trinity and the underwriters, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

               f. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, in accordance with such terms and conditions as AMCON and the underwriter(s) may agree. Trinity shall also enter into and perform its obligations under such an agreement;

               g. notify Trinity, at any time when a prospectus relating to a Registration Statement covering Registrable Shares is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided that Trinity first agrees to maintain the confidentiality of, and not to trade on, such information until such time as AMCON's counsel has advised that public disclosure has been made and a reasonable waiting period thereafter has elapsed; and

               h. in the case of an underwritten public offering, furnish, at the request of Trinity, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion of counsel representing AMCON for the purposes of such registration, and (ii) a letter addressed to the underwriters from independent certified public accountants of AMCON, in each case to be dated such date and to be in form and substance as is customarily given by counsel or independent certified public accountants, as the case may be, to underwriters in an underwritten public offering.

         7.4.  Right to Withdraw Registration.

               a. Notwithstanding anything herein to the contrary, AMCON may delay, suspend or withdraw any registration or qualification of Registrable Shares required pursuant to Section 7.1 for a reasonable period of time if AMCON in good faith determines that any such registration would adversely affect an offering or contemplated offering of any securities of AMCON or any other contemplated material corporate event; provided that such delay shall not exceed ninety (90) days and shall only be exercised once in each twelve month period.

               b. Trinity agrees that, upon receipt of any notice from AMCON of the occurrence of any event of the kind described in Section 7.4(a), Trinity shall forthwith discontinue disposition of Registrable Shares pursuant to the then current prospectus until the earliest of the following events: (i) Trinity is advised in writing by AMCON that a new Registration Statement covering the reoffer of Registrable Shares has become effective under the Securities Act, (ii) Trinity receives copies of a supplemented or amended prospectus contemplated by this Section 7, or (iii) until Trinity is advised in writing by AMCON that the use of the then current prospectus may be resumed. AMCON shall use its commercially reasonable efforts to limit the duration of any discontinuance of disposition of Registrable Shares pursuant to this paragraph.

               c. AMCON shall have the right to terminate or withdraw any registration initiated by it under Section 7.2 prior to the effectiveness of such registration whether or not Trinity has elected to include securities in such registration.

         7.5. Obligation of Trinity to Furnish Information. It shall be a condition precedent to the obligations of AMCON to take any action pursuant to this Agreement with respect to any Registrable Shares that Trinity furnish to AMCON such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such Registrable Shares as shall be required to effect the registration of Trinity's Registrable Shares

         7.6. Registration Expenses. All Registration Expenses shall be borne by AMCON. All Selling Expenses relating to securities registered by Trinity pursuant to Section 7 shall be borne by Trinity. Notwithstanding the foregoing, if a registration does not become effective due to the withdrawal of Registrable Shares as permitted by Section 7.1(c), then, at Trinity's option, either (A) Trinity shall reimburse AMCON for Registration Expenses incurred in complying with the request or (B) the aborted registration shall be treated as having been declared or ordered effective for purposes of
Section 7.1(c); provided, however, that if at the time of such withdrawal of Registrable Shares, Trinity has learned of a material adverse change in the condition, business or prospects of AMCON from that known to Trinity at the time of its request or AMCON is otherwise unable to effect and maintain the registration of Trinity's Registrable Shares as provided in this Agreement, then Trinity shall not be required to pay any of such Registration Expenses and the aborted registration shall not be treated as having been declared or ordered effective for purposes of Section 7.1(c).

         7.7. Delay of Registration. Trinity shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

         7.8. Market Stand-Off Agreement. With respect to any Demand Registration or Piggyback Registration, Trinity agrees not to effect any public sale or distribution of Registrable Shares (except as part of such Piggyback Registration or Demand Registration), including a sale pursuant to Rule 144, during the fifteen (15) Business Days prior to, and during the 90-day period beginning on, the effective date of any such registration statement, unless Trinity receives AMCON's prior written consent to such public sale or distribution. AMCON agrees to provide such consent unless AMCON determines in good faith that any such sale or distribution would adversely affect the offering or contemplated offering of Registrable Shares pursuant to such Demand Registration or Piggyback Registration. Trinity agrees that AMCON may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 7.8. This
Section 7.8 shall supersede any conflicting provisions of this Agreement.

         7.9. Termination of Registration Rights. All rights and duties provided for in this Section 7 shall terminate on the earlier to occur of (a) three years after the Effective Time or (b) at such time as all Registrable Shares held by Trinity may be sold under Rule 144 of the Securities Act in a six (6) month period.

         7.10.  Indemnification.

                a. Indemnification by AMCON. In the event any Registrable Shares are included in a Registration Statement pursuant to this Agreement, AMCON hereby agrees to indemnify and hold harmless each of Trinity, its directors and officers and each person, if any, who "controls" (within the meaning of the Securities Act) Trinity (the "Shareholder Indemnitees") against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof ("Losses") to which such Shareholder Indemnitees may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Shareholder Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses; provided, however, that AMCON will not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to AMCON by or on behalf of Trinity or an underwriter specifically for use therein; provided further, that AMCON shall not be liable, and this indemnification agreement shall not apply, to the extent that any such Losses are solely attributable to the failure of Trinity (or an underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus).

               b. Indemnification by Trinity. With respect to written information furnished to AMCON in connection with any registration pursuant to the terms of this Agreement by or on behalf of Trinity specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, Trinity shall indemnify and hold harmless AMCON, its directors and officers and each person, if any, who "controls" (within the meaning of the Securities Act) AMCON (the "AMCON Indemnitees") against any Losses to which such AMCON Indemnitees may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto that relates to the written information furnished to AMCON by Trinity and is included in such document, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading that relates to the written information furnished to AMCON by Trinity or that should have been furnished to AMCON by Trinity to be included in such document; and Trinity shall reimburse such AMCON Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to AMCON by or on behalf of Trinity specifically for use therein. In no event shall the liability of Trinity hereunder be greater in amount than the dollar amount of the proceeds received by Trinity upon the sale of the Registrable Shares giving rise to such indemnification obligation.
               c. Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any loss or incurs any additional expense as a result thereof. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) the indemnifying party shall not, except as provided below, be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof,
(ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the indemnified party may employ their own counsel to participate in the defense of a Third-Party Claim if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such indemnified party to be represented by separate counsel due to the presence of a conflict of interest between such indemnified party and the indemnifying party, and in such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided further, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Third-Party Claim in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Third-Party Claim) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such Third-Party Claim, or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party that, notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification as provided in this Agreement.


               d.  Survival of Indemnification. The obligations under this
Section 7.10 shall survive the completion of any offering of Registrable Shares in a Registration Statement pursuant to this Agreement, and otherwise.

     8.  Additional Rights and Obligations of the Trinity Shareholder(s).

         8.1.  Restrictions on Transfer.

               a. Shareholders may not, directly or indirectly, Transfer any Shares, except in compliance with the specific terms and provisions of this Agreement allowing Transfer under certain situations.
               b. Any Transfer of Shares permitted to be Transferred pursuant to this Agreement shall be subject to the agreement by the transferee of such Shares to be bound by all terms and conditions of this Agreement. Any attempt to Transfer Shares in violation of this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

               c.  Notwithstanding anything to the contrary contained herein,
(i) for a period of one year from the date hereof, Trinity shall not Transfer any Shares owned by it to its shareholders, whether by dividend, liquidating or other distribution or otherwise; (ii) after one year from the date hereof,
(A) Trinity shall be permitted to Transfer Shares to its shareholders, whether by dividend, liquidating or other distribution or otherwise; and (B) such shareholders shall be permitted to Transfer such Shares received by them to their spouse, lineal descendents or trusts established for the benefit of any of the foregoing, without complying with the right of first refusal provisions contained in Section 8.2 hereof, either voluntarily or involuntarily, provided however, that prior to making any Transfer permitted in this clause (ii) such transferee must execute and deliver to the Company a copy of this Agreement and agree to be bound by the terms hereof; and (iii) subject only to the compliance with applicable securities laws and the provisions of Section 10.9 of the Purchase Agreement, after the exercise of the Exchange, the shares of AMCON Common Stock received by Trinity shall be freely tradable and the provisions of Sections 8.1 and 8.2 shall be null and void and of no further force and effect.

               d. Even if otherwise permitted by this Agreement, no Transfer of any Shares may be made at any time which, in the sole and exclusive opinion of legal counsel for the Company, would in any way or manner violate any applicable law and/or regulation, including but not limited to securities laws and/or regulations. Prior to Transferring any Shares, the Shareholder Transferring such interest must supply to the Company a legal opinion on which the Company can rely stating that registration under applicable federal or state securities laws is not required or that compliance is made with such registration requirements. The Company, in its sole and exclusive discretion, may waive the legal opinion requirement before a Transfer.

     9.  Right of First Refusal.

               a. If any Trinity Shareholder may Transfer its Shares without violating any of the restrictions contained elsewhere in this Agreement, then such Trinity Shareholder who desires to Transfer any or all of its Shares (hereinafter referred to for purposes of this Section as the "Selling Shareholder") and has a prospective purchaser who has signed a written contract to purchase (which contract must be subject to the options set forth herein and comply with the conditions set forth herein) (which contract and/or transaction is hereinafter referred to for purposes of this Section as the "Prospective Sale" and which purchaser is hereinafter referred to for purposes of this Section as the "Prospective Purchaser") may do so only after giving AMCON an option to purchase the Selling Shareholder's Shares. AMCON's option shall be upon the terms and conditions set forth herein and shall be for the price and payment terms set forth in the Prospective Sale. The Prospective Sale must be for a cash price but may contain payment terms. The Selling Shareholder must give AMCON a written notice which sets forth the true and complete identity of the Prospective Purchaser, the purchase price, and the payment terms and which has attached a copy of the contract for the Prospective Sale.

               b. If any Shares owned by a Trinity Shareholder are presented to the Company for Transfer following an Involuntary Transfer, then (i) such presentation for Transfer shall be treated by the Company and AMCON as though it were notice from the Trinity Shareholder of its intention to sell such Shares at the price specified in the following sentence, (ii) AMCON shall have the option to purchase such Shares as set forth in Section 8.2(c) and
(iii) such Trinity Shareholder shall be deemed a "Selling Shareholder". The purchase price per Share shall be equal to the fair market value of such Shares, as determined by mutual agreement between the Selling Shareholder and AMCON. If the parties are unable to agree on such fair market value within thirty (30) days after the proposed Involuntary Transfer such fair market value will be conclusively determined by a qualified independent appraiser selected in good faith by the Company. The fee for the independent appraiser will be shared equally by the Company and the Selling Shareholder.

               c. AMCON shall have 30 days after receipt of the written notice in Section 8.2(a), or the deemed notice pursuant to Section 8.2(b), to send a written notice to the Selling Shareholder (and the proposed transferee in the event of an Involuntary Transfer) stating whether it is going to exercise its option. If AMCON exercises the option, then AMCON shall purchase the Selling Shareholder's Shares and the Selling Shareholder shall sell its Shares for the price and upon the payment terms set forth in the written notice in Section 8.2(a) or the deemed notice pursuant to
Section 8.2(b); provided, however, that in the event of an Involuntary Transfer, the payment of the purchase price shall be paid to the proposed transferee rather than the Selling Shareholder and upon payment to the proposed transferee named in the request for transfer, neither the Company nor AMCON shall be responsible to the Selling Shareholder for any excess of the purchase price paid over the amount owed to such proposed transferee by the Selling Shareholder or for any deficiency in the amount which the Selling Shareholder owes to the proposed transferee. AMCON is not required to comply with any other terms contained in the written contract for the Prospective Sale. If AMCON does not respond to the written notice within such 30 days, or waives such option, then it shall be deemed that the option has expired.

              d. If AMCON does not purchase the Selling Shareholder's Shares, then the Selling Shareholder may Transfer its Shares to the Prospective Purchaser for the same price and upon the same payment terms set forth in the notice and in the contract for the Prospective Sale, upon the terms and conditions set forth in the Prospective Sale, at any time within 60 days after expiration of AMCON's option (or, in the case of an Involuntary Transfer, the Company may register such Transfer); provided that: (i) the transaction and the Prospective Purchaser (or the proposed transferee) comply with all requirements set forth in this Agreement, including, but not limited to, the requirements for a legal opinion, requiring execution of this Agreement and the compliance with the tag-along and drag-along provisions of Sections 8.3 and 8.5, if applicable; (ii) the transaction does not violate any of the terms and/or provisions of this Agreement; (iii) the Prospective Purchaser (or the proposed transferee) can legally own the Shares; and (iv) the transaction does not violate any applicable laws or cause the Company to be in violation of any applicable laws.

         8.3.  Tag Along Sales.

               a. Notwithstanding any other provision hereof, if at any time AMCON desires to Transfer its Shares to an unaffiliated third party, AMCON shall give notice to the Trinity Shareholder(s) of its intention to Transfer any or all of its Shares to the buyer, and AMCON undertakes to procure that the buyer shall make an offer (the "Tag Along Offer") to each of the Trinity Shareholder(s). If AMCON fails to procure that the buyer makes an offer to acquire Shares of the Trinity Shareholder(s) in accordance herewith, AMCON shall be required to buy Shares from the Trinity Shareholder(s) in accordance with the terms set out herein.

               b. The Tag Along Offer shall be made on the same terms and conditions as the offer made by the buyer to AMCON, including the price per Share thereof, and shall identify the buyer.

               c. The Tag Along Offer shall be sent to each Trinity Shareholder and shall be open for acceptance for fifteen (15) Business Days (the "Tag-Along Offer Period") from the date of receipt of the Tag Along Offer. In the event that any Trinity Shareholder elects to accept the Tag Along Offer, such Trinity Shareholder shall have the right to Transfer such number of its Shares which is equal to the product of (i) the total number of Shares to be sold to the buyer and (ii) a fraction, the numerator of which shall equal the total number of Shares owned by the Trinity Shareholder , and the denominator of which shall equal the total number of Shares owned by all Shareholders proposing to sell Shares to such Buyer; provided that, if AMCON proposes to sell all of its Shares to such buyer, the Tag Along Offer shall be for all Shares owned by such Trinity Shareholder. If the buyer is willing to purchase such additional Shares, the number of Shares to be sold by AMCON and the Trinity Shareholder(s) accepting the Tag Along Offer shall be proportionately increased.

               d. If a Trinity Shareholder does not accept or reject the Tag Along Offer within the period referred to in Section 8.3(c), then the Trinity Shareholder shall be conclusively deemed to have rejected the Tag Along Offer. Upon the consummation of the disposition of Shares to the buyer, AMCON shall cause the buyer to remit the price of the Shares to be disposed of by each Trinity Shareholder directly to such Trinity Shareholder. The sale and purchase shall be completed at such time and place as the buyer and AMCON shall agree prior to the expiry of the time limit referred to in
Section 8.3(f).

               e. At the closing of such purchase and sale, each participating Trinity Shareholder and AMCON shall deliver certificates for the securities to be sold, duly endorsed for transfer (or accompanied by duly executed stock powers), to the buyer in the manner and at the address indicated in the Tag Along Offer, against delivery of the agreed purchase price.

               f. If AMCON and the buyer have not completed the sale and purchase of the Shares within a further period of fifteen (15) Business Days following notice of acceptance of the Tag Along Offer to AMCON, all restrictions in this Section 8.3 shall again be in full force and effect.


         8.4. Equal Treatment in Mergers, Consolidation and Sales of Assets. If AMCON agrees to vote in favor of a merger or consolidation of the Company with a third party, or a sale of all or substantially all of the assets of the Company to a third party, the Trinity Shareholder(s) shall be entitled to participate therein at the same price per Share received by AMCON and on the same terms and conditions as AMCON. AMCON and each Trinity Shareholder agrees not to exercise any dissenter's rights of appraisal with respect to any such merger, consolidation or sale of assets.

         8.5. Drag-Along Rights. If AMCON agrees to sell more than 50% of the Company's fully diluted outstanding Shares to an unaffiliated third party, or if AMCON agrees to vote in favor of a merger or consolidation with an unaffiliated third party, or sell all or substantially all of the assets of the Company to an unaffiliated third party, then, AMCON shall have the right to require to be sold to such third party, or vote in favor thereof, all of the outstanding Shares, including the Shares owned by the Trinity Shareholder(s), at the same price and on the same terms and conditions as apply to AMCON with respect thereto. AMCON shall provide the Trinity Shareholder(s) written notice of the transactions described above, and the terms and conditions related thereto, at least 10 days prior to the date of consummation of such transaction. On the closing date, each Trinity Shareholder shall deliver certificates for the Shares to be sold, duly endorsed for transfer (or accompanied by duly executed stock powers), to the purchaser in the manner and at the address indicated in the written notice, against delivery of the agreed purchase price.

         8.6. Legend. All Shares shall be imprinted with a legend in substantially the following form:

        "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACTS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN SHAREHOLDERS AGREEMENT, BY AND AMONG THE COMPANY AND THE HOLDER OF SUCH SHARES, COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL OFFICES OF THE COMPANY."

         8.7. Financial Information of the Company. Trinity shall be entitled to receive audited annual financial statements within ninety (90) days of the end of each fiscal year and unaudited quarterly financial statements within forty-five (45) days after the end of each fiscal quarter.

     9.  Termination.

         9.1. Complete Termination. This Agreement and all restrictions on Share Transfers created hereby shall terminate on the occurrence of any of the following events:

               a. The issuance of an order by a court of competent jurisdiction declaring that the Company is bankrupt.

               b.  The dissolution of the Company.

               c. AMCON becoming the owner of all of the Shares of the Company which are then subject to this Agreement.

               d. The execution of a written instrument by the Company, AMCON and Trinity which terminates this Agreement.

         9.2. Effect. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of its termination, except that upon termination of this Agreement, the Trinity Shareholder(s) shall cause the resignation of its designee for nomination to the Board of Directors and shall thereafter have no right arising hereunder to nominate or elect members of the Board of Directors Notwithstanding the foregoing, the obligations of the parties contained in the last sentence of Section 6.1 hereof shall survive termination of this Agreement.

    10.  General Provisions.

         10.1. Governing Law. This Agreement shall be construed pursuant to the laws of the State of Delaware.

         10.2. Remedies for Breach. The Shares are unique chattels and each party to this Agreement shall have the remedies which are available to it for the violation of any of the terms of this Agreement, including, but not limited to, the equitable remedies for specific performance and injunctive relief.

         10.3. Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either in person or by nationally recognized courier or by fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 10.3 for, or such other address as may be designated in writing hereafter by, such party:

        If to the Company:

                c/o AMCON Distributing Company
                P. O. Box 641940
                Omaha, NE 68164-7709
                Attn: Chief Financial Officer
                Fax: (402) 331- 7709


        If to AMCON:

               AMCON Distributing Company
               P. O. Box 641940
               Omaha, NE 68164-7709
               Attn: Chief Financial Officer
               Fax: (402) 331-7709


        With a copy to:

               Stinson Morrison Hecker LLP
               2600 Grand Boulevard
               Kansas City, MO 64108
               Attn: John A. Granda
               Fax: (816) 474-4208


        If to Trinity:
               Trinity Springs Ltd.
               160 7th Street W. #2C
                P.O. Box 8810
                Ketchum, Idaho 83340
                Attn: Chief Financial Officer
                Fax: (208) 726-8015


          With a copy to:
                Melanie G. Rubocki
                Perkins Coie LLP
                251 East Front Street, Suite 400
                Boise, Idaho 83702-7310
                Fax: (208) 343-3232

        10.4. Amendment. This Agreement may be amended or altered at any time if the amendment or alteration is both ratified by the Board of Directors of the Company and consented to in writing by AMCON and the holders of a majority of the Shares then owned by the Trinity Shareholder(s).

        10.5. Captions. The captions and headings to Sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Agreement.

        10.6. Binding Effect. This Agreement is binding upon and inures to the benefit of the Company, its successors, assigns, and transferees, and to the Shareholders and their respective successors and permitted assigns and transferees; provided, however, that no successor, assignee or transferee of Trinity shall have any rights under Sections 6 and 7.

        10.7. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

        10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                      [Signature Page on Following Page]


     IN WITNESS WHEREOF, the Company and the Shareholders have executed this Shareholders Agreement on the day and year above written.


                                TSL ACQUISITION CORP.



                                By: William F. Wright
                                   ------------------------------
                                Name:  William F. Wright
                                Title: Chairman of the Board and
                                        Chief Executive Officer



                                SHAREHOLDERS:

                                TRINITY SPRINGS LTD.
                                By: Dean Barney
                                   -----------------------------
                                Name: Dean Barney
                                Title: Chief Executive Officer


                                 AMCON DISTRIBUTING COMPANY

                                 By: William F. Wright
                                    -----------------------------
                                 Name: William F. Wright
                                 Title: Chairman of the Board and
                                         Principal Executive Officer


                              EXHIBIT A

                         EXCHANGE AGREEMENT


To: AMCON Distributing Company             Dated:          , 200_

     The undersigned, pursuant to the provisions set forth in Section 5 of the Shareholders Agreement dated as of April 24, 2004 (the "Shareholders Agreement"), by and among TSL Acquisition Corp., a Delaware corporation (the "Company"), AMCON Distributing Company, a Delaware corporation ("AMCON") and Trinity Springs Ltd., an Idaho corporation ("Trinity"), hereby agrees to exchange ________ shares of Company Common Stock for _____ shares of AMCON Common Stock. Terms defined in the Shareholders Agreement are used in this Exchange Agreement as so defined in the Shareholders Agreement.

     If, after taking into account the application of the integration doctrine, counsel to AMCON is unable to give a written legal opinion to AMCON that the proposed sale of AMCON Common Stock, as contemplated by this Exchange Agreement, would qualify under Rule 505 of Regulation D under the Securities Act (and any comparable exemption from registration under any applicable state securities law, such as the Uniform Limited Offering Exemption), then Trinity hereby represents and warrants that either (i) it is an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act), or (ii) it, together with any purchaser representative it may appoint pursuant to Regulation D, possesses the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its proposed investment in AMCON common stock.

     In addition, the undersigned hereby represents and warrants to AMCON that:

     1.  Its principal place of business is located in the State of Idaho.

     2. It is acquiring the AMCON Common Stock for its own account and not with a view to distribution (as that term is interpreted by the U. S. Securities and Exchange Commission under Section 2(11) of the Securities
Act). It understands that the AMCON Common Stock will be subject to restrictions on transfer and that the AMCON Common Stock may not be registered under the Securities Act or any applicable state securities laws by reason of a specified exemption from the registration provisions of the Securities Act and applicable state securities laws, which may depend upon, among other things, the accuracy of the representations and warranties contained in this Exchange Agreement.

     3. It hereby certifies that (i) no other person has any direct or indirect beneficial interest in the AMCON Common Stock, (ii) it is not acting as an underwriter (as that term is defined in Section 2(11) of the Securities
Act) or directly or indirectly participating in any underwriting of the AMCON Common Stock, and (iii) it does not have any contract, undertaking, agreement, arrangement or understanding with any person which is contrary to the representations, warranties and agreements contained in this agreement.

     4. It acknowledges that the shares being issued to it in exchange for the Company Common Stock may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Securities Act and any applicable state securities laws or an exemption therefrom.

     5. The investment in the shares of AMCON Common Stock is subject to financial risks. It represents that, prior to acquiring the shares, it has been offered reasonable access to all financial and corporate records of AMCON. It represents that either (i) it and its representatives have examined such records to their satisfaction; or (ii) it has waived its right to conduct such examination. It represents that it has had an opportunity to ask questions of AMCON management reasonably related to the investment decision contemplated by the exchange of Company Common Stock for AMCON Common Stock, that all of its questions have been answered to its satisfaction and that it does not require any further information or data regarding AMCON.

     6. It is aware that until such shares are registered under the Securities Act, the certificate evidencing the shares will contain a conspicuous legend referencing the transfer restrictions imposed by the Securities Act and applicable state securities laws and this Exchange Agreement and agrees that a stop transfer order may be placed on the transfer books maintained with respect to the shares of AMCON Common Stock which gives effect to the transfer restrictions described above.

                                    TRINITY SPRINGS LTD.


                                    By: ______________________________
                                  Name: ___________________________
                                 Title: ____________________________